Exhibit 10.5

Example	Camp in the Future || Let Chinese Children Become the World

“Camp in the Future” Camp Project Cooperative Agreement

Party A: Beijing Tongzhilian Cultural Development Co., Ltd

Party B: Yingdong Future (Beijing) Culture Communication Co., Ltd.

Party A and Party B enter into this Cooperative Agreement in connection with the Camp Project of Yingdong Future (Beijing) Culture Communication Co., Ltd. on the principles of sincere cooperation, mutual benefit and win-win results with respective strengths.

Article 1 Cooperative Project

Name of the Project: 2024 Skiing Winter Camp

Article 2 Term of Cooperation

From December 1, 2023 to February 28, 2024.

Article 3 Project Costs and Settlement Methods

3.1	Project costs: unified market price, floor selling price, settlement price (see Annex 1).

3.2	Settlement methods: Party A and Party B agree to make settlement at the mutually agreed settlement price.

3.3	The costs shall include: training fees, activity fees, meals, admission fees, scenic spotcommentator costs, teaching equipment use fees, venue fees, coach’s fees, instructor’s fees, materials fees and travel accident insurances for Party A’s campers.

3.4	Exclusion of the costs: The above settlement price shall be exclusive of taxes (if VAT invoice is required, Party A shall pay the taxes separately), round-trip transportation costs for big vehicles, individual expenses, board and lodging expenses incurred by advance enrollment or late departure, all other expenses incurred for personal reasons during the trip, losses caused by force majeure and other unexpected expenses.

3.5	Explanation of fees: While selling Party B’s products, Party A shall comply with the product pricing fixed by Party B, shall not exceed Party B’s unified market price nor shall be lower than Party B’s floor market price in the course of sales. If the selling price is obviously greater or lower than Party B’s product pricing, Party B reserves the right to cancel cooperation with Party A, and not receive Party A’s enrolled campers. Party A shall be solely liable for the resulting losses.

3.6	Information of Party B’s designated collection account shall be as follows:

Name of Account: Yingdong Future (Beijing) Culture Communication Co., Ltd.

A/C No.: 1105 0160 5400 0000 1769

Name of Bank: Beijing Huawei Sub-branch of China Construction Bank

3.7	Payment of fees: On the principles of mutual trust, Party A shall pay all project costs of the Event to Party B based on the actual number of the enrolled members within [one week] before opening of the camp.

Example	Camp in the Future || Let Chinese Children Become the World

3.8	Return of fees:

3.8.1	After the Agreement becomes effective, if Party A’s campers request to withdraw from the Event one day before commencement of the Event, Party B shall return the fees paid by Party A net of the incurred expenses, including but not limited to change fees or cancellation charges of the train tickets and air tickets (if the train tickets or air tickets have been reserved, Party A shall conduct the procedures to cancel the tickets on its own, and shall bear the losses caused thereby), deposit for meals and accommodation, and penalty at 20% of the paid fees. If Party A’s campers have to adjust the event date for special circumstances, Party B shall deduct the incurred expenses, and the Parties shall negotiate adjustment to the itinerary schedule for the members in question without penalty.

3.8.2	No fees shall be refunded if Party A’s campers request to withdraw from the Event after the Event begins.

3.8.3	Refund time: Party B shall make refund within 15 business days after receipt of Party A’s written notice (e-mail, SMS or documents).

Article 4 Event Service Standards

4.1	Party B shall be responsible for arranging all activities during the camp period and shall establish a comprehensive whole-process safety management system.

4.2	Safety guarantee: Party B shall formulate and strictly execute complete safety plan, and shall be responsible for safety education and management of Party A’s campers during the event period.

4.3	Insurance clauses: Party B shall cover travel accident injury insurance for Party A’s campers during the event period.

4.4	Meal arrangement: For meal standards at the camp, sometimes, campers will be arranged to have meals in the private restaurants nearby to the extent that safety and health license is guaranteed, to ensure meal safety and nutrition intake of Party A’s campers.

4.5	Medical care: Party B shall provide commonly used traumatic drugs, and will send the campers in questions to the nearby hospital at the first time in case of accidents.

Article 5 Rights and Obligations of Party A

5.1	Party A and its campers shall provide valid communication and contact information to Party B, shall keep the communication channels open 24 hours during the event period, and shall promptly inform Party B of any changes to the contact information.

5.2	During the event period, given longer duration and heavy physical activity level, Party A shall fully communicate with the parents of the campers to ensure that the physical conditions of the campers are suitable for this event. Should Party A’s campers have physical conditions that are unsuitable for this event, such as diabetes, asthma, heart disease, epilepsy, allergies, infectious diseases, motion sickness, mental illness, disability, or have special conditions that are unsuitable for the event, Party A shall truly inform Party B before the event, and Party B shall decide whether to accept Party A’s campers or not based on the actual situation. Party A shall be solely liable for any physical health problems caused to the campers as Party A fails to truly inform Party B of or conceal the physical and health conditions of the campers. If Party B is aware of such facts, Party B reserves the right to immediately terminate the activities of Party A’s campers in questions, and all resulting consequences shall be on the account of Party A and its campers.

Example	Camp in the Future || Let Chinese Children Become the World

5.3	During the event period, if Party A’s campers have physical discomfort or physical conditions that they cannot normally participate in the activities, Party B shall take appropriate actions in time, and Party A and its campers in questions shall submit to Party B’s arrangement, seek medical attention promptly and follow medical advice, and take appropriate measures. Party A and its campers shall cooperate with Party B’s work, and if necessary, Party A shall receive its returned campers at the airport or train station of departure.

5.4	Party A’s campers shall submit to Party B’s management, comply with the laws and regulations, obey the regulations and requirements of the local visit and sightseeing venues, shall not leave the camp without permission, nor shall follow non-designated event routes without permission. Party A’s campers shall be fully liable for any accidental damages caused by their leaving the team or going to the field or other places without permission or prior consent of the staff. Party B shall not be jointly and severally liable for such damages, but will assist Party A and its campers to conduct the insurance matters. In addition, Party B reserves the right to cancel the qualification of Party A’s disciplinary members to participate in the event.

5.5	Party A undertakes to entrust Party B with responsibility for arrangement and safety management of Party A’s campers during the event period, and will not entrust a third party to do so. In order to guarantee effect of the event, Party A’s campers shall not accept visits from relatives and friends without Party B’s permission during the event period.

5.6	Should Party A’s campers intentionally or negligently cause personal or property losses to others, Party A’s campers shall be liable for damages. Party A’s campers shall properly keep their carry-on luggage and shall be solely liable for any lost luggage that has not been entrusted to Party B for custody.

5.7	If Party A dispatches personnel or teachers to accompany the event throughout the process, Party A shall be expected to provide the relevant information and pay the board and lodging expenses for such personnel and teachers 7 days before commencement of the camp event. Party A’s personnel and teachers shall be responsible for organizing disciplines of the students, and shall cooperate with Party B’s personnel to complete the event plan in a reasonable and effective manner. Party A’s personnel and teachers shall not leave the team or lead Party A’s campers to break the event requirements without prior notice to Party B, and all resulting consequences shall be shall be borne by Party A and the personnel or teachers dispatched by Party A.

Example	Camp in the Future || Let Chinese Children Become the World

Article 6 Rights and Obligations of Party B

6.1	Party B shall be responsible for providing insurance, catering, coach, instructor and other services during the event period, and shall formulate the corresponding safety plan to ensure safety of the activities.

6.2	Party B shall be responsible for planning and designing the graphic materials for publicity and promotion enrollment of this cooperative event.

6.3	If Party A’s campers are exposed to personal safety accidents during the event period, Party B shall be responsible for assisting Party A’s campers to seek medical treatment in time, and Party A’s campers shall pay the medical expenses incurred thereby in advance. Thereafter, Party B shall offer assistance in insurance claim settlement.

6.4	Entrusted by Party A, Party B shall provide scientific and technological practice education and safety management for Party A’s campers during the comprehensive practice event period, and shall arrange excellent instructors to communicate with Party A’s campers in terms of life, study and psychology, emphasize the precautions in particular to safety matters to Party A’s campers, and play a guiding role in the journey.

6.5	In case of personal injury or death caused to Party A’s campers during the event period, Party B shall, in accordance with the national regulations, notify the insurance company to file a case. The insurance company shall compensate Party A’s campers based on the insurance clauses signed with Party B under different circumstances. Party B’s liability shall be limited to the compensation amount of the insurance company, and shall not bear any damages beyond the insurance amount.

6.6	In case of personal injury or property loss, damage or theft caused to Party A’s campers for reasons not attributable to Party B, Party B shall assist to solve the problems but shall not be liable for legal consequence and economic compensation. In case of losses caused to Party A for Party B’s reasons, Party B shall indemnify Party A for the corresponding losses, and shall be solely liable for its own losses.

6.7	Party B shall design a specific and feasible safety plan for itinerary, activities, transportation tools and personal insurance, shall provide resources and facilities for various activities that meet the safety standards, properly prevent disease and give daily safety remainder, and try to avoid personal injury and property loss.

6.8	If the legitimate rights and interest of Party A’s campers are infringed due to Party B’s fault, Party B shall be held liable accordingly, except that:

6.8.1	Party A’s campers violate the laws and regulations, and public code of conducts, and do acts that they should know are dangerous or may endanger others according to their ages and cognitive ability;

6.8.2	The conducts of Party A’s campers are dangerous, and Party B or the staff of the activities onsite have give safety warning, but Party A’s campers refuse to listen to the dissuasion and refuse to make correction;

6.8.3	Party A’s campers suffer from injuries and seek medial treatment for their own reasons or physical conditions, and incur relevant expenses.

Example	Camp in the Future || Let Chinese Children Become the World

Article 7 Force Majeure

7.1	During the event period, if Party A suffer from damages due to force majeure (natural disaster, infectious disease, weather factors, and national policies, etc.), delay of flight or train, and other accidents not attributable to Party B, Party B shall assist to settle the disputes and claims between Party A and the responsible party. Meanwhile, Party B reserves the right to adjust the department date and activity arrangement, and take emergency measures. Party B shall do its best to protect Party A’s interest, and shall inform Party A of various changes in time. If the journey is affected to this regard, Party B shall not assume the corresponding legal and economic compensation liabilities.

7.2	A party affected by force majeure shall take reasonable actions as far as possible to mitigate the impact of force majeure on performance of this Agreement.

Article 8 Dispute Resolution

8.1	During the term of this Agreement, if any party violates this Agreement through irregular operations, but still fails to make correction upon receipt of request for rectification from the other party for three times, the other party reserves the right to terminate this Agreement. Any disputes arising out of execution of this Agreement shall be settled by the Parties through friendly negotiation. If negotiation fails, any party reserves the right to file a lawsuit to Party A’s local people’s court.

8.2	Any party may propose to terminate this Agreement by giving a written notice to the other party one month in advance, and this Agreement may be terminated after the Parties reach consensus in writing.

8.3	If this Agreement is terminated, Party A and Party B shall actively cooperate with each other to properly deal with and complete all afterward matters related to training, and shall not infringe the legitimate rights and interests of the campers.

8.4	This Agreement shall come into force after the Party A and Party B sign it, and shall be in duplicate, with each party holding one copy respectively, both of which shall have equal legal effect.

Party A:	Party B:

Signature/ Seal of Representative:	Signature/ Seal of Representative:

Date: December 1, 2023	Date: December 13, 2023

Example	Camp in the Future || Let Chinese Children Become the World

Annex 1

CAMP IN THE FUTURE	2024 Skiing Winter Camp Quotation - Beijing Station (5 days and 4 nights) -

Type	Level	Unified Market Price	Group Price for 100 Persons	Cooperative Settlement Price	Inclusive
Snowboarding, double-board skiing	Primary	RMB 7980/ person	RMB 6980 /person	RMB 5400/ person	Round-trip transportation costs in Beijing City Board and lodging expenses in Hilton Hotel
Snowboarding, double-board skiing	Middle and senior	RMB 8480/ person	RMB 7480 /person	RMB 5600/ person	Fees for coach and life instructor Snowticket and snowsuit/gear/helmet/goggles usage fee, insurance fee

Remarks:	1.	The settlement price is exclusive of taxes. If invoice is required, please pay the taxes separately.

2.	“Standard Market Price” is the unified pricing of the company for the event nationwide;

3.	“Group Price for 100 Persons” is the floor price for the event this time. All cooperative institutions shall not sell the products at the price below this floor price; otherwise, we will not receive any customers who purchase the product at such lower price;

4.	“Cooperative Settlement Price” is the price at which we will make settlement based on the actual number of applicants for this project.

CAMP IN THE FUTURE		2024 Skiing Winter Camp Quotation - Chongli Station (6 days and 5 nights) -

Type	Level	Unified Market Price	Group Price for 100 Persons	Cooperative Settlement Price	Inclusive
Snowboarding, double-board skiing	Middle and senior	RMB 9680/ person	RMB 8680/person	RMB 6500/ person	Round-trip transportation costs in Beijing City Board and lodging expenses in Hilton Hotel Fees for coach and life instructor Snowticket and snowsuit/gear/helmet/goggles usage fee, insurance fee

Remarks:	1.	The settlement price is exclusive of taxes. If invoice is required, please pay the taxes separately.

2.	“Standard Market Price” is the unified pricing of the company for the event nationwide;

3.	“Group Price for 100 Persons” is the floor price for the event this time. All cooperative institutions shall not sell the products at the price below this floor price; otherwise, we will not receive any customers who purchase the product at such lower price;

4.	“Cooperative Settlement Price” is the price at which we will make settlement based on the actual number of applicants for this project.